UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2017

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19450 State Highway 249, Suite 200

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01     Entry into a Material Definitive Agreement.

Merger Agreement

On August 30, 2017, NCS Multistage Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spectrum Tracer Services, LLC, an Oklahoma limited liability company (“Spectrum”), Pioneer Investment, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company (“Pioneer Investment”), Spartan Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Pioneer Investment (“Merger Sub”) and STSR LLC, an Oklahoma limited liability company, solely in its capacity as the Representative (as defined in the Merger Agreement), pursuant to which the Company will acquire Spectrum in exchange for $80 million, on a cash-free, debt-free basis, which will be comprised of (i) approximately $73 million in cash (the “Cash Consideration”) and (ii) approximately 0.4 million shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), such shares of Company Common Stock to be issued to certain unitholders of Spectrum (the “Rollover Members”) who have elected to receive a portion of the Consideration payable to them in equity (the “Equity Consideration” and together with the Cash Consideration, the “Consideration”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Spectrum, with Spectrum continuing as the surviving entity and an indirect wholly owned subsidiary of the Company (the “Merger”).

The Cash Consideration is subject to certain adjustments, including an earn-out that would permit up to an additional $12.5 million in consideration if certain financial performance measures related to Spectrum’s operations are achieved, working capital adjustments and reimbursement by the Company for specified capital expenditures. The closing of the Merger (the “Closing”) is currently expected to occur on August 31, 2017.

The Merger Agreement includes customary representations and warranties regarding the operations and business of Spectrum, as well as customary covenants and indemnity provisions. The parties have agreed to indemnify each other with regards to breaches of their respective representations, warranties and covenants set forth in the Merger Agreement, subject to certain exceptions as more particularly set forth in the Merger Agreement. Spectrum has also agreed to indemnify the Company for certain environmental liability costs incurred in connection with, arising out of or resulting from Spectrum’s importation, exportation, manufacture, treatment, use, handling, transportation, storage, disposal of chemical substances, or exposure of any person to chemical substances, prior to the closing that is not in compliance with any applicable environmental law, as well as certain other matters enumerated in the Merger Agreement.  The Closing is subject to the satisfaction or waiver of a number of customary closing conditions as set forth in the Merger Agreement, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Federal Trade Commission has already granted early termination under the HSR Act.  The Merger Agreement may also be terminated under certain limited circumstances, including the right of either party to terminate the Merger Agreement if the Merger does not occur by September 15, 2017.

Simultaneously with the Closing, the Company and the Rollover Members will enter into a Contribution Agreement, pursuant to which such members will contribute certain of their equity interests in Spectrum to the Company in exchange for Company Common Stock, comprising the Equity Consideration portion of the Consideration to be paid by the Company in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K (“Form 8-K”) is only a summary and does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K with respect to the issuance by the Company of Company Common Stock to the Rollover Members is incorporated herein by reference. This issuance of the Company Common Stock was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2).

Item 7.01     Regulation FD Disclosure.

On August 30, 2017, the Company issued a press release announcing the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information presented under Item 7.01 of this Form 8-K and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01     Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Spectrum Tracer Services, LLC, NCS Multistage Holdings, Inc., Pioneer Investment, Inc., Spartan Merger Sub, LLC and STSR LLC, dated as of August 30, 2017.*
99.1	Press Release, dated as of August 30, 2017.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2017	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Spectrum Tracer Services, LLC, NCS Multistage Holdings, Inc., Pioneer Investment, Inc., Spartan Merger Sub, LLC and STSR LLC, dated as of August 30, 2017.*
99.1	Press Release, dated as of August 30, 2017.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.